EXHIBIT 23.2

PADGETT, STRATEMANN & CO., L.L.P.

INDEPENDENT AUDITORS' CONSENT

CBCT Bancshares, Inc.
Smithville, Texas

We consent to the incorporation by reference in this Registration Statement on Form S-8 filed by CBCT Bancshares, Inc., pertaining to the 2001 Stock Option and Incentive Plan of our report dated January 11, 2001, included in the Annual Report on Form 10-KSB, as amended on Form 10-KSB/A, for the year ended December 31, 2000.

/s/ Padgett, Stratemann & Co.

Padgett, Stratemann & Co., LLP
San Antonio, Texas
January 28, 2002